Exhibit 99.1

Menlo Therapeutics and Cutia Therapeutics Enter into Exclusive License
Agreement for AMZEEQ™ and Approved Topical Minocycline Products in Greater
China

Transaction provides non-dilutive capital including $10M up-front

BRIDGEWATER, New Jersey, April 23, 2020 -- Menlo Therapeutics Inc. (Nasdaq: MNLO) (“Menlo” or the “Company”), a specialty pharmaceutical company focused on developing and commercializing proprietary therapies to address unmet needs in dermatology, today announced that its wholly-owned subsidiary, Foamix Pharmaceuticals Ltd. (“Foamix”), has entered into a licensing agreement with specialty pharmaceutical company Cutia Therapeutics (HK) Limited, an affiliate of Cutia Therapeutics (“Cutia”) for AMZEEQ™ (minocycline) topical foam, 4% as well as its other topical minocycline product candidates, once approved, on an exclusive basis in Greater China.

Under the terms of the agreement, Cutia will have an exclusive license to obtain regulatory approval of and commercialize AMZEEQ™ and, if approved in the U.S., FMX103 and FCD105 in the Greater China territory. Foamix will supply the finished licensed products to Cutia for clinical and commercial use. Foamix will receive an upfront cash payment of $10 million and will be eligible to receive an additional $1 million payment upon the receipt of marketing approval in China of the first licensed product. Foamix will also receive royalties on net sales of any licensed products.

“We believe that this agreement with Cutia speaks to the importance of our topical minocycline technology and the strong demand for AMZEEQ worldwide,” said David Domzalski, CEO of Menlo. “We intend to partner with other companies outside the U.S. to extend our commercial reach in order to bring AMZEEQ and our topical minocycline product candidates to the hundreds of millions of patients suffering from acne and rosacea.”

“We recognized the value of Foamix’s unique foam technology for dermatology and looked to license its minocycline products as anchor assets as we aim to build China’s leading dermatology platform,” said Lele Zhang, CEO of Cutia. Cutia is a portfolio company of 6 Dimensions Capital, a leading global investment firm with a focus on life sciences and healthcare with over 10B RMB ($1.5B USD) currently under management.

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In October 2019, Foamix received U.S. Food and Drug Administration (FDA) approval for AMZEEQ, a minocycline topical foam, 4%, for the treatment of non-nodular inflammatory moderate-to-severe acne vulgaris in adults and pediatric patients 9 years of age and older. In addition to AMZEEQ, the Company is working to develop and commercialize in the U.S. a topical minocycline foam, 1.5% (FMX103) for the potential treatment of inflammatory lesions (papules and pustules) of rosacea in adults, which is currently being reviewed by the FDA with a PDUFA action date of June 2, 2020, and FCD105, a topical foam combination of minocycline and adapalene therapy for the potential treatment of acne vulgaris, which is currently in Phase 2 clinical development with top line results expected in the second quarter of 2020.

With over 200 granted patents worldwide Menlo is a leader in innovative topical technologies and has out-licensed novel delivery platforms to pharmaceutical companies for the development of proprietary topical products containing various active pharmaceutical ingredients.

About AMZEEQ™ (minocycline) topical foam, 4%

Indication

AMZEEQ (minocycline) topical foam, 4% is a topical form of the antibiotic minocycline for the treatment of pimples and red bumps (non-nodular inflammatory lesions) that happen with moderate to severe acne in adults and children 9 years of age and older. AMZEEQ is available by prescription only.

AMZEEQ should not be used for the treatment of infections. It is not known if AMZEEQ is safe and effective in children under 9 years of age. AMZEEQ is for use on skin only (topical use). AMZEEQ is not for use in the mouth, eyes or vagina.

Important Safety Information

•	AMZEEQ should not be used in people who are allergic to AMZEEQ or any tetracycline medicine. Use of AMZEEQ should be stopped right away if a rash or other allergic symptom occurs.
•	AMZEEQ should not be used in women who are pregnant, may become pregnant or are nursing. If a woman becomes pregnant while using AMZEEQ, she should talk to her doctor. Tetracycline medicine when taken by mouth during pregnancy, infancy and/or childhood up to the age of 8 years may permanently discolor teeth (yellow-gray-brown) and may slow the growth of bones.
•	AMZEEQ is flammable and fire, flame, and smoking must be avoided when applying and right after applying AMZEEQ.
•	People should protect their skin from the sun while using AMZEEQ and avoid sunlight or artificial sunlight such as sunlamps or tanning beds. Use of AMZEEQ should be stopped if skin is sunburned.

•	When taken by mouth, minocycline may cause feelings of lightheadedness, dizziness or spinning. People should not drive or operate dangerous machinery if they have these symptoms.

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AMZEEQ is a topical foam that contains minocycline, a tetracycline medicine. It is not taken by mouth. However, tetracyclines, when taken by mouth (capsules or tablets), may cause serious side effects, including: diarrhea, including watery or bloody stools; loss of appetite; tiredness; yellowing of the skin or eyes; bleeding more easily than normal; confusion; sleepiness; vision changes, including blurred vision, double vision, or permanent vision loss; unusual headaches; fever; rash; joint pain; body weakness; discoloration or darkening of the skin, scars, teeth, or gums. People should call their doctor right away if these side effects occur.

The most common side effect of AMZEEQ is headache.

These are not all of the possible side effects with AMZEEQ. People should contact their doctor for medical advice about side effects and be sure to tell their doctor about all of their medical conditions and medicines they take before using AMZEEQ.

People are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information.

About Menlo Therapeutics

Menlo Therapeutics Inc. recently combined with Foamix Pharmaceuticals Ltd. (“Foamix”) to form a different type of biopharmaceutical company working to solve some of today’s most difficult therapeutic challenges in dermatology and beyond. Foamix is now a wholly-owned subsidiary of Menlo.

With expertise in topical medicine innovation as a springboard, the Company is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for the world’s first topical minocycline, AMZEEQ™ (minocycline) topical foam, 4%.

For more information about Menlo or its investigational products, visit www.menlotherapeutics.com. Menlo may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Menlo’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

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About Cutia Therapeutics

Cutia Therapeutics (HK) Limited is an affiliate of Cutia Therapeutics group, a specialty pharmaceutical company based in mainland China and focused on becoming China’s leading dermatology platform. Cutia is a portfolio company of 6 Dimensions Capital, a leading global investment firm with capabilities in both China and the U.S. to access innovation and build category leaders in healthcare sectors. Among their other “build from scratch” platform companies in China are: Innovent (China’s biologics powerhouse), CStone Pharmaceuticals (oncology therapeutics), Ocumension (“The” China ophthalmology platform) and Cutia Therapeutics (China’s leading dermatology platform).

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development and commercialization of Menlo’s products and product candidates and other statements regarding the future expectations, plans and prospects of Menlo. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on Menlo’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, any adverse effects related to the global COVID-19 pandemic; the ability of Menlo or any of its partners to achieve a desirable outcome in clinical trials for current and future product candidates; determination by the FDA or any other regulatory authority that results from our clinical trials are not sufficient to support registration or marketing approval of product candidates; adverse events associated with the commercialization of AMZEEQ™; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ™ or any other products or product candidates that Menlo or any of its partners may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ™ prescription reimbursement; the eligible patient base and commercial potential of AMZEEQ™ or any of Menlo’s other product or product candidates; risks that Menlo’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of Menlo’s patents may be held to be narrowed, invalid or unenforceable or one or more of Menlo’s patent applications may not be granted and potential competitors may also seek to design around Menlo’s granted patents or patent applications; additional competition in the acne and dermatology markets; inability to raise additional capital on favorable terms or at all; Menlo’s ability to recruit and retain key employees; and Menlo’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Menlo’s actual results to differ from those contained in the forward-looking statements, see the sections titled “Risk Factors” in (i) Menlo’s most recent annual report on Form 10-K, (ii) Foamix’s most recent annual report on Form 10-K and (iii) Menlo’s definitive joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission under Rule 424(b)(3) on January 7, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Menlo’s subsequent filings with the U.S. Securities and Exchange Commission. Although Menlo believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and Menlo undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

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Partnering:

Mutya Harsch
General Counsel

Menlo Therapeutics Inc.

800-775-7936, x114

mutya.harsch@foamix.com

Media Relations:
Bridgette Potratz

Zeno Group

312-755-5462, x5516

bridgette.potratz@zenogroup.com

Investor Relations:
Joyce Allaire
LifeSci Advisors, LLC
646-889-1200
jallaire@lifesciadvisors.com

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